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                                                                     EXHIBIT 5.1


                           Morgan, Lewis & Bockius LLP
                               502 Carnegie Center
                           Princeton, New Jersey 08540


November 17, 2000


Genta Incorporated
Two Oak Way
Berkeley Heights, NJ  07922

Re:  Genta Incorporated
     Registration Statement on Form S-3 Relating to the Registration of 6,645,796 shares of Common Stock, $.001 par value
     -------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Genta Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 6,645,796 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") to be sold by the Selling Shareholders named in the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended. We hereby consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.


Very truly yours,

/s/  Morgan, Lewis & Bockius LLP